Exhibit 10.1

FOURTH AMENDMENT TO
THERMOGENESIS HOLDINGS, INC.

AMENDED 2016 EQUITY INCENTIVE PLAN

THIS FOURTH AMENDMENT TO THE THERMOGENESIS HOLDINGS, INC. AMENDED 2016 EQUITY INCENTIVE PLAN (this “Amendment”) is adopted and approved by the Board of Directors of ThermoGenesis Holdings, Inc., a Delaware corporation (the “Company”), as of June 4, 2020. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below). All share numbers set forth in this Amendment give effect to the one-for-ten reverse stock split of the Company’s common stock on June 4, 2019.

WHEREAS, the Board of Directors of the Company adopted the ThermoGenesis Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”) on July 7, 2016, subject to stockholder approval of the Plan within twelve (12) months after such date;

WHEREAS, under the Plan as originally adopted, an aggregate of 32,500 shares of Company common stock were made available for the issuance of awards under the Plan;

WHEREAS, the Board of Directors amended the Plan on March 16, 2017 to increase the aggregate number of shares available for awards under the Plan to 60,000 (the “March 2017 Amendment”), and the Plan (as amended by the March 2017 Amendment) was approved by the stockholders of the Company on May 5, 2017;

WHEREAS, the Board of Directors further amended the Plan on November 13, 2017 to, among other things, increase the aggregate number of shares available for awards under the Plan to 132,500 (the “November 2017 Amendment”), and the Plan (as amended by the November 2017Amendment) was approved by stockholders on June 22, 2018;

WHEREAS, the Board of Directors further amended the Plan on December 14, 2018 to, among other things, increase the aggregate number of shares available for awards under the Plan to 392,500 (the “December 2018 Amendment”);

WHEREAS, the December 2018 Amendment was approved by the stockholders of the Company on May 30, 2019; and

WHEREAS, the Company desires to further amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Amended Plan be and hereby is amended as follows:

1.     Section 4(a) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(a)         Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,200,000 Shares.

2.     Section 6(a)(iv)(A) of the Amended Plan is hereby amended by deleting said section in its entirety and replacing it with the following:

(A)         The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 1,200,000 Shares.

3.     This Amendment shall become null and void on the first anniversary of the date of this Amendment if the Amendment is not duly approved by the stockholders of the Company prior to the first anniversary of the date of this Amendment.

4.     This Amendment shall be and is hereby incorporated in and forms a part of the Amended Plan.

5.     Except as specifically set forth herein, the Plan, as amended prior to the date hereof, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the duly elected Secretary of the Company effective as of the date first set forth above.

/s/ Mr. Jeffery Cauble

Jeff Cauble, Secretary